EXHIBIT 31.1

CERTIFICATIONS

I, Richard H. Bachmann, certify that:

1.	I have reviewed this annual report on Form 10–K/A of Duncan Energy Partners L.P.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 11, 2009		/s/ Richard H. Bachmann
	Name:	Richard H. Bachmann
	Title:	Chief Executive Officer of DEP Holdings, LLC, the General Partner of Duncan Energy Partners L.P.